Exhibit 35.1

Statement of Compliance of The Bank of New York.

I, David Ayerdis, Vice President - The Bank of New York, a New York corporation (the "Trustee"), state:

A review of the Trustee's activities for the period from January 1, 2006 through December 31, 2006 (the "Reporting Period") and of the Trustee's performance under each Trust Agreement, delivered with respect to the trusts listed on the attached schedule has been made under my supervision, and to the best of my knowledge based on such review, the Trustee fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed in the attached schedule.


Date: March 28, 2007                         /s/ David Ayerdis
                                             --------------------
                                             Vice President
                                             The Bank of New York

                                     Schedule

Trust                             Trust Agreement
-----                             ---------------

STRATS(SM) Trust for Proctor      STRATSSM Series Supplement 2006-1, dated as
& Gamble Securities, Series       of February 28, 2006, between Synthetic
2006-1                            Fixed-Income Securities, Inc., as Trustor and
                                  Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Goldman      STRATSSM Series Supplement 2006-2, dated as
Sachs Securities, Series          of March 31, 2006, between Synthetic
2006-2                            Fixed-Income Securities, Inc. ., as Trustor
                                  and Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Allstate     STRATSSM Series Supplement 2006-3, dated as
Corporation Securities, Series    of April 28, 2006, between Synthetic
2006-3                            Fixed-Income Securities, Inc. ., as Trustor
                                  and Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.